UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XFLT Urges Shareholders to Vote Today to Approve the King Street Sub-Advisory Agreement

The Board’s Comprehensive Liquidity Program is Designed to Unlock Shareholder Value

Ahead of the August 6th Meeting, XFLT Asks Shareholders to Vote Today on the WHITE Proxy Card “FOR” the King Street Sub-Advisory Agreement

CHICAGO – August 1, 2026 – XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”) urges shareholders to vote today on the WHITE proxy card “FOR” the long-term appointment of interim sub-adviser Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”) (the “King Street Sub-Advisory Agreement”), ahead of the reconvened Special Meeting of Shareholders on August 6, 2026.

Beginning July 30th, the King Street Sub-Adviser assumed the role of sub-adviser and has been engaging with XA Investments LLC, the Fund’s Investment Adviser, on a smooth transition. Octagon has been terminated, no longer has a role in the daily portfolio management responsibilities of the Fund and has no authority to implement their proposed plan. An “Against” vote at the upcoming Special Meeting will not reverse Octagon’s termination.

Shareholders are being urged to vote ahead of the August 6th meeting to ensure the King Street Sub-Adviser can continue managing the Fund’s portfolio going forward on a permanent basis.

A vote “FOR” the proposal on the WHITE proxy card will provide shareholders the following benefits:

•	Potential for increased distributions, improved performance over time and expanded investment opportunities in different parts of the U.S. and European credit markets.

•	Access to a global, alternative asset manager with a 30-year track record investing in the U.S. and global credit markets with investment professionals based in the U.S., London, Singapore and Dubai.

•	Expertise from an investment manager with $30 billion in assets under management, a $12 billion CLO platform and deep bench of talent, including Young Choi, a 20-year veteran and partner at King Street, who is currently serving as Portfolio Manager of XFLT.

•	Implementation of the Board’s proposed liquidity plan, including an initial tender offer and a discount management program consisting of two contingent tender offers, occurring approximately 13 and 25 months after the completion of the initial tender offer.

o	Each contingent tender offer will occur unless a net asset value (“NAV”) performance condition or a market discount condition is satisfied.

o	In response to shareholder feedback, the XFLT Board has refined the market discount condition, such that the market discount condition will only be satisfied if the Fund’s common shares close at a market price representing a discount to NAV of less than 15% on 15 out of any 20 consecutive trading days during the final three months of the measurement period preceding the applicable contingent tender.

The XFLT Board continues to take action to protect and advance shareholders’ long-term interests, presenting a real path forward and shareholder-friendly initiatives designed to enhance performance and the future of the Fund.

How to Vote:

The Board urges XFLT shareholders to follow recommendations from Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC ("Glass Lewis"), leading independent proxy advisory firms, and vote “FOR” the King Street Sub-Adviser on the WHITE proxy card. Use one of the following options to vote:

•	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

•	By Phone: Call the toll-free number listed on your WHITE proxy card.

•	By Mail: Sign and return the WHITE proxy card in the enclosed postage-paid envelope.

If you previously voted and want to change your vote to vote “FOR” the King Street Sub-Adviser, all you need to do is vote again following the instructions above.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://edge.prnewswire.com/c/link/?t=0&l=en&o=4669072-1&h=2386047654&u=https%3A%2F%2Fwww.linkedin.com%2Fcompany%2Fkingstreet-capital-management&a=King+Street+Capital+Management) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant
kshepherd@xainvestments.com
312-623-5123
www.xainvestments.com

Prosek Partners

Pro-XAI@Prosek.com